AMENDMENT NO. 3

TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This Amendment No. 3 to Agreement and Plan of Merger and Reorganization is made as of July 8, 2022 by and among COLAMBDA TECHNOLOGIES, INC. (fka New Century Resources Corp.), a Nevada corporation, and EMISSIONS ZERO MODULE, INC a Wyoming corporation; collectively referred to herein as the “Parties”.

The Parties hereto agree as follows:

1.Section 1.1 of the Original Agreement is hereby modified to remove the last sentence and, insert the following sentence:

for the avoidance of Doubt, the Parties acknowledge that all conditions precedent to the enforcement of this Agreement have been satisfied or otherwise waived by the Parties and the date of Closing as defined below shall be extended to on or before the 9th day of July,2022.

2.Section 1.2 of the Original Agreement is hereby amended and restated to read as Follows:

l.2 The Clos1ng. The closing of the transactions contemplated by this Agreement shall occur on or before July 9, 2022, and shall take place remotely, via electronic exchange of documents.

3.1.3 Actions at Closing,

1.3(d) of the Agreement is amended as follows:

(d) EZM shall deliver the sum of$105,000 each to Robert J Nielson and George Christodoulou for shareholder advances, payable as follows: $30,000 on the day following Closing; and $180,000 on or before the expiration of 30 days of dosing or the receipt of a new trading symbol from FINRA, whichever occurs first.

4.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada without giving effect to any choice or conflict of Law provision or rule (whether of the state of Nevada or any other jurisdiction) that would cause the application of Laws of any Jurisdictions other than those of the State of Nevada.

6.All other terms and conditions of the Original Agreement shall remain in full force and effect.

7.Each of the parties has been duly authorized by its respective Board of. Directors to

Execute this Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the 8th day of July

2022.

COLAMBDA TECHNOLOGIES, INC

(formerly New Century Resources Corporation)

EMISSI0NS ZERO MODULE, INC.